U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 22, 2015
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch CO,	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (303)-734-1727
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2015, Advanced Emissions Solutions, Inc., a Delaware corporation (the “Company”), as borrower, entered into a credit agreement, with the lenders named therein, and Wilmington Trust, NA, as administrative agent and collateral agent (the “Credit Agreement”). The Credit Agreement provides for a $15,000,000 term loan available in a single-draw on the closing date thereunder to be used for the general corporate purposes of the Company and its subsidiaries. The term loan will bear interest at an annual rate equal to 10.5% and is subject to an original issue discount as agreed with the lenders. The term loan will mature six months after the closing date, subject to a three month extension at the Company’s option to the extent certain conditions are met.

At the end of each calendar month, starting on October 30, 2015, principal on the term loan will begin to amortize in accordance with the amortization schedule attached to the Credit Agreement. In addition, the term loan may be voluntarily prepaid, subject to a prepayment premium of 4%. The Credit Agreement also contains certain customary events requiring mandatory prepayment of the term loans, including upon certain asset sales or receipts of certain types of cash proceeds outside the ordinary course of business, and upon a change of control, which prepayments will, subject to certain exceptions, be required to be paid with a prepayment premium of 4% (except in the case of a change of control, in which case the prepayment will be required to be paid with a prepayment premium of 1%). A change of control generally includes a 35% change in the beneficial ownership of our common stock, subject to certain exceptions.

All obligations of the Company under the Credit Agreement are unconditionally guaranteed by each of the Company’s wholly-owned domestic subsidiaries (other than ADA Analytics, LLC) and are secured by perfected security interests in substantially all of the assets of the Company and the guarantors, subject to certain agreed exceptions including ADA-ES, Inc.’s interest in Clean Coal Solutions, LLC.

The Credit Agreement contains representations and warranties and affirmative and negative covenants that are usual and customary, including representations, warranties, and covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur indebtedness, incur or permit liens on assets, make investments and acquisitions, consolidate or merge with any other company, engage in asset sales and make dividends and distributions. In addition, the Credit Agreement requires the Company to maintain a minimum unrestricted cash balance of $3,000,000 at all times. Obligations under the Credit Agreement may be accelerated upon certain customary events of default (subject to grace periods, as appropriate), including among others: nonpayment of principal, interest or fees; breach of the affirmative or negative covenants; material breach of the representations or warranties; default of other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries that are not satisfied or stayed; invalidity or unenforceability of the Credit Agreement or other documents associated with the Credit Agreement; certain ERISA-related events; and failure to have publicly filed its required annual and periodic reports through the third quarter of 2015 by an agreed date.

Franklin Mutual Quest Fund and MFP Investors LLC, the initial lenders under the Credit Agreement, are also beneficial owners of securities in the Company.

The foregoing description of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

On October 26, 2015, the Company issued a press release providing a business update and disclosing the bridge loan described above. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 22, 2015, among Advanced Emissions Solutions, Inc., as borrower, Wilmington Trust, NA, as administrative agent and collateral agent, and the lenders party thereto
99.1	Press Release, Advanced Emissions Solutions Provides Business Update and Announces Closing of Short-term Bridge Loan, dated as of October 26, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 26, 2015

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 22, 2015, among Advanced Emissions Solutions, Inc., as borrower, Wilmington Trust, NA, as administrative agent and collateral agent, and the lenders party thereto
99.1	Press Release, Advanced Emissions Solutions Provides Business Update and Announces Closing of Short-term Bridge Loan, dated as of October 26, 2015

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